PACIFIC GATEWAY PROPERTIES, INC.
                       REGISTRATION RIGHTS AGREEMENT
                             September 21, 1998

                                  TABLE OF CONTENTS


                                                                           Page

          SECTION 1..........................................................1

          Restrictions on Transferability of Securities;.....................1
                  1.1. Certain Definitions...................................1
                  1.2. Requested Registration................................2
                  1.3. Company Registration..................................5
                  1.4. Expenses of Registration..............................6
                  1.6. Registration Procedures...............................6
                  1.7. Indemnification.......................................7
                  1.7. Information by Holder................................10
                  1.8. Limitations on Registration of Issues of Securities..10
                  1.9. Rule 144 Reporting...................................10
                  1.10. Transfer or Assignment of Registration Rights.......10
                  1.11. "Market Stand-Off" Agreement........................11
                  1.12. Delay of Registration...............................11
                  1.13. Exclusion from Registration.........................11
                  1.14. Allocation of Registration Opportunities............12

          SECTION  2........................................................13

          Miscellaneous.....................................................13
                  2.1. Governing Law........................................13
                  2.2. Successors and Assigns...............................13
                  2.3. Entire Agreement; Amendment; Waiver..................13
                  2.4. Notices, etc.........................................13
                  2.5. Separability.........................................13
                  2.6. Information Confidential.............................13
                  2.7. Titles and Subtitles.................................14
                  2.8. Counterparts.........................................14

                         REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is made as of the 21st day of September 1998, by and among Pacific Gateway Properties, Inc., a New York corporation (the "Company"), and the undersigned investor (the "Investor")

         WHEREAS, the Company and the Investor are parties to the Series 1 Preferred Stock Purchase Agreement of even date herewith (the "Series 1 Purchase Agreement"); and

         WHEREAS, in order to induce the Company to enter into the Series 1 Purchase Agreement and to induce the Investor to invest funds in the Company pursuant to the Series 1 Purchase Agreement, the Investor and the Company hereby agree that this Agreement shall govern the rights of the Investor to cause the Company to register shares of Common Stock issuable to the Investor and certain other matters as set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                 SECTION 1

               Restrictions on Transferability of Securities;
                            Registration Rights

         1.1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Closing" shall mean the date of the initial sale of shares of the Company's Series 1 Preferred Stock.

                  (b) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
                  (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                  (d) "Holder" shall mean the Investor and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.11 hereof.

                  (e) "Initiating Holders" shall mean any Holder or Holders of the outstanding Registrable Securities. For purposes of such calculation, holders of Shares shall be considered to hold the shares of Common Stock then issuable upon conversion of such Shares.

                  (f) "Investors" shall mean the Investor and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with the provisions of Section 1.11.

                  (g) "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, provided, however, that Registrable Securities shall not include any shares of Common Stock that are freely tranferable without registration.

                  (h) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                  (i) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.

                  (j) "Rule 144" shall mean Rule 144 as
promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor Rule that may be promulgated by the Commission.

                  (k) "Rule 145" shall mean Rule 145 as
promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor Rule that may be promulgated by the Commission.

                  (1) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time, corresponding to such Act.

                  (m) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

                  (n)      "Shares" shall mean the Company's Series 1
Preferred Stock,

         1.2.     Requested Registration.

                  (a) Request for Registration. If the Company shall receive from Initiating Holders at any time, a written request specifying that it is made pursuant to this Section 1.2 that the Company effect a registration with respect to all or a part of the Registrable Securities having a reasonably anticipated aggregate offering price, net of underwriting discounts and commissions, that exceeds $2,000,000, the Company will:

                           (i)      promptly give written notice of the
proposed registration to all other Holders; and

                           (ii)     as soon as practicable, use its diligent
best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty
(20) days after such written notice from the Company is effective.

         The Company shall not be obligated to effect, or to take any action to such registration pursuant to this Section 1.2:

                                   (A)     In any particular jurisdiction
in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                   (B) During the period starting with
the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration pursuant to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                  (b) Subject to the foregoing clauses (A) and (B), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided, that the Company may not defer the filing for a period of more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, and, provided further, that (except as provided in clause (a) above) the Company shall not defer its obligation in this manner more than once in any twelve-month period.

         The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.2(d), 1.14 and 1.15 hereof, include other securities of the Company and may include securities of the Company being sold for the account of the Company.

                  (c) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a)(i) above. The right of any Holder to registration pursuant to
Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein.

                  (d) Procedures. If the Company shall request inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account, or if other Holders shall request inclusion in any registration pursuant to Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriter(s) shall be reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Sections 1.14 and 1.15 hereof. If a Holder who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such Holder shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.15.

         1.3.     Company Registration.

                  (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration Form which does not permit secondary sales, the Company will:

                           (i)      promptly give to each Holder written
notice thereof; and

                           (ii)     use its best efforts to include in such
registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after the written notice from the Company described in clause (i) above is effective. Such written request may specify all or a part of a Holder's Registrable Securities.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the holders of other securities of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

         Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all Holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as set forth in Sections 1.14 and 1.15. If any Holder does not agree to the terms of any such underwriting, such Holder shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.15 hereof.

         1.4. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 1.3 hereof shall be borne by the Company. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 1.2 hereof shall be borne by the Company; provided, however, that for the two year period commencing on the date of the Closing, all Registration Expenses incurred pursuant to Section
1.2 shall be shared equally between the Company and the Initiating Holders. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities.

         1.5. Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

                  (a) Keep such registration effective for a period of ninety (90) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor Rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                  (d) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                  (e) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                  (f) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                  (g) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

                  (h) Furnish, at the request of any Holder, on the date that the Common Stock is delivered to the underwriters for sale in connection with a registration being sold through underwriters, (i) an opinion, if any, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         1.6.     Indemnification.

                  (a) The Company will indemnify each Holder, each of its officers, directors, employees, affiliates and partners, legal counsel and accountants and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any Rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, employees, affiliates, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Paragraph 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, employees, affiliates, partners, legal counsel and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and each of their officers, directors, employees, affiliates and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, employees, affiliates, partners, legal counsel and accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for inclusion therein; provided, however, that the obligations of such Holder hereunder (i) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), and (ii) shall be limited in amount to the net proceeds received by such Holder from the sale of shares pursuant to such registration, qualification or compliance.

                  (c) Any person entitled to indemnification hereunder (an "Indemnified Party") will (i) give prompt written notice to the party required to provide indemnification (an "Indemnifying Party") of any claim with respect to which it seeks indemnification and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (x) the Indemnifying Party has agreed in writing to pay such fees or expenses, or (y) the Indemnifying Party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (z) in the reasonable judgment of any such person and the Indemnifying Party, based upon advice of their respective counsel, a conflict of interest may exist between such person and the Indemnifying Party with respect to such claim (in which case, if the person notifies the Indemnifying Party in writing that such person elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No Indemnifying Party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation without the consent of the Indemnified Party. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.7 unless the Indemnifying Party is materially prejudiced thereby. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom

                  (d) If the indemnification provided for in this
Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         1.7. Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 1.

         1.8. Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are superior to the rights of the Holders hereunder or which grant such holder or prospective holder demand registration rights exercisable prior to those of the Holders under Section 1.2 hereof.

         1.9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities
Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

                  (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request m availing itself of any Rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         1.10. Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to a Holder by the Company pursuant to this Section 1 may be transferred or assigned by a Holder to (i) any transferee or assignee of not less than 175,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), (ii) any constituent partner or member of a partnership or limited liability company Holder, respectively,
(iii) any subsidiary or parent of a corporate Holder, (iv) any person, trust or other entity if beneficial ownership or the power to vote or dispose of the Registrable Securities resides in the same person or persons after the transfer as immediately prior to such transfer or (v) any Holder to whom rights have been transfered pursuant to clauses (i) through (iv); provided, however, that the Company is given written notice at the time of or within a reasonable time after such a transfer or assignment, stating the name and address of said transferee or assignee and identifying the Securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes in a written instrument provided to the Company the obligations of such Holder under this Section 1. For purposes of clause (iv) of the foregoing sentence, where two or more persons share beneficial ownership or power to vote or dispose of Registrable Securities and such persons take as transferees a distributive share equal to all or less than all of the Registrable Securities to which they shared voting or dispositive power prior to the transfer, with respect to each such person beneficial ownership or the power to vote or dispose of the Registrable Securities held by them shall be deemed to reside in the same person as prior to the transfer. In addition, subject to the approval of the Board of Directors in its sole discretion, the right to cause the Company to register Registrable Securities granted to a Holder pursuant to this Section 1 hereof may be assigned or transferred by a Holder to any other transferee who is an affiliated person or entity of a Holder where such transfer is of the type intended to be permitted by this Section 1.10. Any transferee or assignee under the foregoing sentence must assume in a written instrument provided to the Company the obligations of the transferring Holder under this Section 1.

         1.11. "Market Stand-Off" Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, an Investor shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Investor (other than those included in the registration) through the facilities of any national securities exchange or inter-dealer quotation system including sales pursuant to Rule 144 during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company enter into similar agreements.

         The obligations described in this Section 1.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         1.12. Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.13. Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to this Agreement shall terminate on the date on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period.

         1.14. Exclusion from Registration. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in any offering involving an underwriting exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below the greater of (A) thirty percent (30%) of the total amount of securities included in such offering or (B) the total percentage ownership of Investor in the outstanding Common Stock of the Company assuming the full conversion of the Series 1 Preferred Stock, (ii) any shares that a Holder of Registrable Securities wishes to include in the offering be excluded from such offering until all of the shares that selling shareholders who are not Holders of Registrable Securities wish to include in such offering have been excluded from such offering, or (iii) notwithstanding
(i) and (ii) above, any shares being sold by a Holder exercising a registration right granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

         1.15. Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities requested to be included in a registration on behalf of the Holders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities which may be so included, the number of shares of Registrable Securities to be included shall be allocated among the Holders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities that would be held by such Holders, assuming conversion; provided, however, that, so that such allocation shall not operate to reduce the aggregate number of Registrable Securities to be included in such registration, if any Holder does not request inclusion of the maximum number of shares of Registrable Securities allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities that would be held by such Holders assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities that may be included in the registration on behalf of the Holders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by shareholders with no registration rights or to include any other shares of stock issued to employees, officers, directors or consultants pursuant to the Company's employee stock option plan or plans, or, with respect to registrations under Section 1.2 hereof, in order to include in such registration securities registered for the Company's own account.

                                   SECTION 2
                                 Miscellaneous

         2.1. Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California as if entered into by and between California residents exclusively for performance entirely within California.

         2.2. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         2.3. Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of at least sixty-six percent (66%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

         2.4. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mall, postage prepaid, or delivered personally addressed by hand or special courier (a) if to an Investor, as indicated on the signature pages hereto, or at such other address as such Investor or permitted assignee shall have furnished to the Company in writing, or
(b) if to the Company, at its headquarters, 930 Montgomery Street, Suite 400, San Francisco, California 94133, or at such other address as the Company shall have furnished to each holder in writing. All such notices and other written communications shall be effective (i) if mailed, ten (10) days after mailing and (ii) if delivered personally, upon delivery.

         2.5. Separability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         2.6. Information Confidential. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use any information designated as confidential by the Company in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

         2.7. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         2.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         2.9. No Personal Liabilty. Nothing contained in this Agreement shall be deemed to impose any personal liability on the part of any officer, director, shareholder, partner, member, manager or employee of the Investor or the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Investors Rights Agreement effective as of the day and year first above written.

                            PACIFIC GATEWAY PROPERTIES, INC.



                            By:  /s/ Raymond V. Marino
                                 --------------------------
                               Raymond V. Marino
                               President and Chief Executive Officer

                               Address:  930 Montgomery Street, Suite 400
                                         San Francisco, California  94133



                               INVESTOR:
                               GEM VALUE/PGP LLC


                               By:      GEM Value Partners, L.L.C.,
                                        Its Managing Member


                                           By:  /s/ Michael A. Elrad
                                                --------------------------
                                           Name: Michael A. Elrad
                                           Title: Executive Vice President


                               Address: 900 North Michigan Avenue, Suite 1900 Chicago, Illinois 60611-1575